Exhibit 31.1

CERTIFICATION

I, Tai-ming Ou, President and Chief Executive Officer of China Clean Energy Inc., certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of China Clean Energy Inc.; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 14, 2010	/s/ Tai-ming Ou
Tai-ming Ou President and Chief Executive Officer (Principal Executive Officer)